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                                                                  EXHIBIT 10.37

                             RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT is made and entered into by and between PAULA Insurance Company and Montlake Casualty Company Ltd. (collectively the "Parties").

WHEREAS, the Parties have previously entered into a workers' compensation limited risk quota share reinsurance agreement dated November 12, 1999 and effective July 1, 1999 ("Contract"); and

WHEREAS, the Parties now agree that these reinsurance contracts should be rescinded and unwound;

NOW THEREFORE, the Parties due hereby represent, covenant and agree that effective immediately, the Contract will be completely rescinded, released and canceled as of the inception and in all respects void, and the Parties, with respect to themselves and with respect to the other, will be treated and will treat each other as if the Contract had never existed, with no further obligations whatsoever with respect to the Contract.

IN WITNESS WHEREOF, the Parties have executed this Rescission Agreement by their duly authorized representatives on the date so indicated:


PAULA INSURANCE COMPANY

By:  /s/ James A. Nicholson       Date 2/10/00
    -----------------------            -------
Name:    James A. Nicholson
Title:   Senior VP/CFO

MONTLAKE CASUALTY COMPANY LTD.

By:  /s/ John R. Snyder           Date 2/11/00
    -------------------                -------
Name:    John R. Snyder
Title:   Treasurer/CFO